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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
DNB Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4 Brandywine Avenue
Downingtown, Pennsylvania 19335-0904
610-269-1040

NOTICE OF ANNUAL MEETING
To Be Held on April 30, 2008

TO THE SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of the Shareholders of DNB Financial Corporation, will be held on Wednesday, April 30, 2008, 10:00 a.m. prevailing time, at the Sheraton Hotel, located at 707 East Lancaster Pike, Frazer, PA 19355 for the following purposes:

  (1)
  To elect 2 directors to serve for three years or until their successors have been elected and qualified; and

  (2)
  To consider a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  (3)
  To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other business which may come before the meeting.

        Stockholders of record at the close of business on February 29, 2008 are entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Ronald K. Dankanich, Secretary

Downingtown, Pennsylvania
March 31, 2008

        IMPORTANT: Please complete, date, sign, and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

DNB FINANCIAL CORPORATION
PROXY STATEMENT
2008 ANNUAL MEETING OF SHAREHOLDERS

        The enclosed proxy is solicited on behalf of the Board of Directors of DNB Financial Corporation, a Pennsylvania corporation, for use at our 2008 Annual Meeting of Shareholders to be held on Wednesday, April 30, 2008, and at any adjournment or postponement thereof, referred to in this proxy statement as the Annual Meeting. The Annual Meeting will be held on Wednesday, April 30, 2008, 10:00 a.m. prevailing time, at the Sheraton Hotel, located at 707 East Lancaster Pike, Frazer, PA 19355.

Information about the Annual Meeting and Voting

Why am I receiving these proxy materials?

        We sent you this proxy statement and the accompanying proxy card because the Board of Directors of DNB Financial Corporation is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the accompanying proxy card.

        We mailed this proxy statement, the accompanying proxy card, our 10-K and our Annual Report for the fiscal year ended December 31, 2007, on or about March 31, 2008, to all shareholders of record entitled to vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        To be able to vote, you must have been a shareholder on February 29, 2008, the record date on which we determined shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date").

        Shareholder of Record: Shares Registered in Your Name.    If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Registrar and Transfer Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the accompanying proxy card to ensure your vote is counted.

        Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent.    If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or other agent, you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

        As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I being asked to vote on?

        There are two matters scheduled for a vote at the Annual Meeting:

  1.
  The election of two Class "A" members of the Board of Directors to hold office until our 2011 Annual Meeting of Shareholders

  2.
  The ratification of the selection by the Audit Committee of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2008

How many votes do I have?

        Each holder of common stock is entitled to one vote per share held. There is no cumulative voting for the election of the directors. Each share of Common Stock is entitled to cast only 1 vote for each nominee. For example, if a shareholder owns 10 shares of Common Stock and nominations have been made for two director positions, he or she may cast up to 10 votes for each of the two positions to be elected. As of the Record Date, a total of 2,597,421 votes may be cast on each matter at the Annual Meeting.

What is a quorum?

        For a proposal to be considered at the Annual Meeting, a quorum must be present. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter will constitute a quorum for purposes of considering such matter. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. At the close of business on the Record Date, there were 2,597,421 shares outstanding and entitled to vote.

        Abstentions and "broker non-votes" (that is, shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote in person at the meeting. If there is no quorum, the chairperson of the meeting, or a majority of the votes present at the meeting, may adjourn the meeting to another date. A meeting called for the election of directors may be adjourned for periods of not more than 15 days as a majority of shareholders present in person or by proxy may decide. If a meeting to elect directors is adjourned twice, those who attend the second adjourned meeting will be a quorum for the purpose of electing directors, even though they are less than a normal quorum.

        At any adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which might have been transacted at the original meeting if a quorum had been present.

What vote is required for each item?

  •
  For the election of directors, the candidates receiving the highest number of "For" votes, in person or by proxy, up to the number of directors to be elected, shall be elected.

  •
  To be approved, the ratification of the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2008 must receive a "For" vote from a majority of the votes cast in person or by proxy by all shareholders entitled to vote on that matter.

How do I vote?

        For the election of directors, you may either vote "For" each of the two nominees or you may "Withhold" your vote for any nominee you specify. For any other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are as follows.

        Shareholder of Record: Shares Registered in Your Name.    If you are a shareholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

        To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

        To vote by proxy, simply complete, sign, and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

        Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent.    If your shares are held in "street name," that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a proxy card you should receive a voting instruction form from that institution by mail. Simply complete and mail the voting instruction card to ensure that your vote is counted. The voting instruction form should indicate whether the institution has a process for beneficial holders to vote over the Internet or by telephone. A large number of banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. online program, which provides eligible shareholders the opportunity to vote over the Internet or by telephone (see www.broadridge.com.) The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, April 29th, 2008.

        If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the postage-paid envelope provided. Shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

        If you are a registered holder, you may also vote your shares in person at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (for example, your broker) and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of the two nominees for director in Class "A and "For" the ratification of the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, then one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

What if I receive more than one proxy card or voting instruction form?

        If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated, and timely returned will be counted in the quorum and voted.

Who will count the votes and how will my vote(s) be counted?

        Votes will be counted by the judge of elections appointed for the Annual Meeting. The judge of elections will separately count "For" and "Withhold" for the election of each director. The judge of election will also count "For" and "Against" votes for any proposals other than the election of directors. The judge of elections will also count any abstentions, and broker non-votes on each matter. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Abstentions and broker non-votes will have no effect on the outcome of the election of a director or any other proposal.

        If your shares are held by your broker, bank, or other agent as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank, or other agent to vote your shares. If you do not give instructions, your broker, bank, or other agent may vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the NASDAQ Global Select Market, such as the vote for directors and ratification of our independent registered public accounting firm.

Can I change my vote after I have voted?

        Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  1.
  You may submit another properly completed proxy with a later date.

  2.
  You may send a written notice that you are revoking your proxy to our Corporate Secretary at 4 Brandywine Avenue, Downingtown, Pennsylvania 19335.

  3.
  You may attend the Annual Meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

        If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by them.

How and when may I submit a shareholder proposal for the 2009 Annual Meeting of Shareholders?

        If you wish to present a proposal for consideration at our 2009 Annual Meeting of Shareholders and you want it to be included in our proxy statement and form of proxy card for that meeting, you must send written notice of your proposal to our Corporate Secretary so that we receive it no later than December 1, 2008. The proposal must comply with the requirements of SEC Rule 14a-8. If you want to present a proposal at the annual meeting but do not want it in our proxy materials, the proposal may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than the above date.

        Whether or not you want us to include a proposal in our proxy statement, you must give written notice of the proposal to our Corporate Secretary no later than January 30, 2009, which is 90 days before the scheduled date of our 2009 annual meeting.

        To be eligible for consideration at the meeting, your notice of the proposal must state in writing:

  (i)
  a brief description of the proposal, you are presenting it and why it should be adopted;

  (ii)
  your name and address as they appear on our shareholder records;

  (iii)
  the class and number of our shares you own, in your name or beneficially in another name and;

  (iv)
  any material interest you have in connection with the proposal or its adoption.

        The chairperson of the meeting may determine whether a proposal was made in accordance with this required procedure. If the chairperson decides that the proposal was not made in accordance with this procedure, the chairperson will state that to the meeting and the defective proposal will be disregarded and laid over for action at the next shareholder meeting that is held at least 30 days after the meeting where the proposal was rejected for this reason.

        If a shareholder proposal is presented to the 2009 Annual Meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on February 14, 2009. Pursuant to SEC Rule 14a-4(c)(2), if we receive timely notice of a proposal, our management proxies may still exercise discretion to vote on a matter if permitted by that rule and if we include in our proxy statement for the meeting a description of the matter and how the management proxies intend to exercise their discretion to vote on the matter.

How and when may I nominate a director for consideration at the 2009 Annual Meeting of Shareholders?

        If you want to nominate a candidate for election as a director, you must notify our Corporate Secretary in writing no later than January 30, 2009, which is 90 days before the scheduled date of our 2009 annual meeting. If you want our Nominating & Corporate Governance Committee to fully consider your nominee and consider whether the committee should nominate the nominee, you must notify us no later than December 1, 2008. Your notification must contain the following information to the extent you know it:

  (a)
  the proposed nominee's name and address;

  (b)
  the proposed nominee's age;

  (c)
  the proposed nominee's principal occupation;

  (d)
  the number of our shares the proposed nominee owns;

  (e)
  the total number of shares you expect to be voted for the proposed nominee;

  (f)
  your name and residence address; and

  (g)
  the number of our shares you own.

        If a nomination you make is not made according to these procedures, our bylaws require it to be disregarded by the presiding officer of the meeting, and votes cast for the nominee will be disregarded by the judges of election.

How may I communicate with the board of directors?

        Please address any shareholder proposals or notices of proposals, any nominations for director, and any shareholder communications to our board of directors, in writing to our Corporate Secretary at 4 Brandywine Avenue, Downingtown, Pennsylvania 19335. The Corporate Secretary will relay shareholder communications to board members.

Who will bear the cost of soliciting proxies?

        We will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing, and distribution of this proxy statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by our directors, officers, or employees. No additional compensation will be paid to those individuals for any such services.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

What is the recommendation of the board of directors?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

        The board of directors recommends a vote FOR Proposal No. 1, to elect William J. Hieb and James H. Thornton as "Class A" directors to serve until the 2011 annual meeting of stockholders or until their successors are duly elected and qualified.

        The board of directors also recommends a vote FOR Proposal No. 2, to ratify our appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2008.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 17, 2008 by:

  •
  each person, group or company that, to our knowledge, beneficially owns more than 5% of the outstanding shares of the common stock;

  •
  each of our directors and named executive officers; and

  •
  all of our executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Total Beneficial Ownership (1,2,3)	Sole Voting and Investment Power (2)	Shared Voting and Investment Power (3)	Percent of Class (4)
Thomas A. Fillippo	20,034	6,085	13,949	0.73%
William J. Hieb	39,095	37,516	1,579	1.42%
Mildred C. Joyner	8,800	8,800	—	0.32%
James J. Koegel	40,303	10,513	29,790	1.46%
William S. Latoff	194,891	194,891	—	7.06%
Albert J. Melfi	5,006	5,006	—	0.01%
Eli Silberman	17,781	17,781	—	0.64%
James H. Thornton	28,299	28,299	—	1.02%
DNB Advisors	28,859	12,999	15,860	1.11%
DNB First 401(k) Plan	50,562	50,562	—	1.95%
Directors & Executive Officers as a group (13 Persons)	436,864	380,524	56,340	15.82%
Wellington Management Co., LLP	171,617	—	171,617	6.61%
(1)
Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. Unless otherwise indicated, each person named in the table has sole voting and investment power.

(2)
Includes shares which may be acquired by exercise of vested options granted under the 1995 Stock Option Plan of DNB Financial Corporation amounting to 24,585 for Mr. Hieb, 6,229 for Ms. Joyner, 9,123 for Mr. Koegel, 55,513 for Mr. Latoff, 9,790 for Mr. Silberman, 20,426 for Mr. Thornton, and 163,998 total shares for all Directors and Executive Officers as a group. Includes restricted stock that will vest on May 25, 2008 amounting to 3,820 for Mr. Hieb, 4,862 for Mr. Latoff, and 10,764 total shares for all Directors and Executive Officers as a group. Includes restricted stock that will vest on November 28, 2010 amounting to 525 for Mr. Fillippo, 2,100 for Mr. Hieb, 525 for Ms. Joyner, 525 for Mr. Koegel, 3,150 for Mr. Latoff, 1,575 for Mr. Melfi, 525 for Mr. Silberman, 525 for Mr. Thornton and 24,414 total shares for all Directors and Executive Officers as a group. The number of shares has been adjusted to reflect the 5% stock dividend paid in December, 2007.

(3)
Mr. Koegel disclaims beneficial ownership of 120 shares which are owned by an adult child. Ms. Joyner disclaims beneficial ownership of 2,754 shares owned by her spouse.

(4)
In computing the number of shares beneficially owned by a person listed above and the percentage ownership of such person, shares of common stock underlying options, warrants or restricted stock held by each such person that are exercisable or convertible within 60 days of March 17, 2008 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers, and persons who own more than ten percent of any class of the Company's registered securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities Exchange Commission. The Securities Exchange Commission requires officers, directors, and greater-than-ten-percent beneficial owners to furnish us with copies of all Forms 3, 4, and 5 they file. We believe that all of our officers and directors complied with all their applicable filing requirements during the fiscal year ended December 31, 2007.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

General

        Our Board of Directors currently consists of seven members. The directors are divided into three classes, with each class serving on the Board of Directors for a staggered three-year term. Class "A", whose term expires at the Annual Meeting, consists of William J. Hieb and James H. Thornton. At the Annual Meeting, two directors will be elected to fill positions in Class "A". Each of the current Class "A" directors is a nominee for election at the Annual Meeting. The nomination of these directors to stand for election at the Annual Meeting has been recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors. Each of the nominees for Class "A", if elected, will serve for a three-year term expiring at the 2011 Annual Meeting, or until his or her successor is elected and qualified.

        Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board of Directors will be voted by the proxy holders for the election of any other person or persons as the Board of Directors may recommend, or our Board of Directors, at its option, may reduce the number of directors that constitute the entire Board of Directors. The Board of Directors recommends that you vote for the two nominees named below.

        Set forth below is certain information as of February 29, 2008 concerning the nominees for election as director and each other member of the Corporation's Board of Directors. All individuals listed are directors of both the Bank and the Corporation. None of the following persons is a director or a person nominated or chosen to become a director in any registered investment company or other SEC registrant.

NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2011

Name	Age	Principal Occupation During The Past 5 Years & Service Data
William J. Hieb	51	President, Chief Operating Officer and Chief Credit Officer of the Corporation and the Bank; Former Chief Operating Officer of the Corporation and the Bank; Former Senior Vice President of First Union National Bank and Managing Director of First Union Securities in Philadelphia
Director of the Corporation since 2005
Director of the Bank since 2004
		Term Expires 2008
James H. Thornton	62
Director; Director of John Dempsey Hospital of the University of Connecticut Health Center (UCHC); Former Controller for the UCHC; President of Thornton Consulting; Former President and Chief Executive Officer of Brandywine Hospital
Director Since 1995
		Term Expires 2008

        Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the election of the nominees named above as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS

OTHER DIRECTORS

Thomas A. Fillippo	60	Director; President of Devault Foods Director Since 2006 Term Expires 2009
Mildred C. Joyner	58	Director; Professor, Chairperson of the Undergraduate Social Work Program at West Chester University Director Since 2004 Term Expires 2010
James J. Koegel	61	Director; President of Jones Motor Group, Inc. Director Since 2003 Term Expires 2009
William S. Latoff	59	Director; Chairman and Chief Executive Officer of the Corporation and the Bank; Former Principal of Bliss & Company, Ltd., Certified Public Accountants Director Since 1998 Term Expires 2010
Eli Silberman	68	Director; President of TSG, Inc., Marketing Consultant; Former Chairman of Earle Palmer Brown (Philadelphia Region) Director Since 2003 Term Expires 2009

Matters to be Considered at the Annual Meeting

Information about our Board of Directors

        During 2007, the Corporation's Board of Directors held 12 meetings and the Bank's Board of Directors held 12 meetings, excluding committee meetings, which are described below. Board and committee meetings of the Corporation and Bank are conducted on a combined basis. Only a single retainer is paid to each Director for their services as directors of both entities. Only a single fee is paid for each board or committee meeting, whether or not the meeting is for the Corporation, the Bank or is conducted on a combined basis. Each of the directors of the Corporation is also a director of the Bank. Each committee described below, unless otherwise noted, is a committee of the Bank and the Corporation.

        Each of the Directors of the Corporation attended at least 75% of the aggregate of (i) the total number of Board meetings held while he or she was a Director and (ii) the total number of meetings held by committees during his or her service on those committees.

Name	Audit		Benefits & Compensation		Board Loan		Nominating & Corporate Governance		Trust
Thomas A. Fillippo			X		X		X
William J. Hieb					X				X	*
Mildred C. Joyner	X								X
James J. Koegel	X		X		X		X	*
William S. Latoff					X	*
Eli Silberman					X				X
James H. Thornton	X	*	X	*			X

* Committee Chairperson

The Audit Committee

        The Audit Committee of the Board of Directors oversees our accounting and financial reporting processes and the audits of our financial statements. For this purpose, the Audit Committee performs several functions:

  •
  Approves in advance the engagement of the independent registered public accounting firm for all audit and non-audit services, and approves the fees and other terms of the engagement

  •
  Maintains responsibility for the appointment, compensation, retention, and oversight of our independent registered public accounting firm and evaluates the qualifications, performance, and independence of the independent registered public accounting firm

  •
  Reviews, with our independent registered public accounting firm, any significant difficulties, disagreements, or restrictions encountered during the course of the audit, and reviews any management letters issued by the independent registered public accounting firm

  •
  Reviews the critical accounting policies and all alternative treatments of financial information discussed by the independent registered public accounting firm with management, and reviews with management significant judgments made in the preparation of financial statements

  •
  Reviews, with management and our independent registered public accounting firm, our financial reporting processes and internal financial controls

  •
  Reviews the annual audited financial statements and recommends to the Board of Directors their inclusion in our annual report

  •
  Reviews the quarterly financial statements and earnings press releases

  •
  Reviews and approves any related party transactions

  •
  Establishes and oversees procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal controls or auditing matters; reviews changes in, or waivers of, our Code of Ethics, and as requested by the Board, reviews and investigates any conduct alleged to be in violation of the Code of Ethics

  •
  Periodically reviews and discusses with the independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards 61 (Codification of Statements on Auditory Standards No. 380) and any formal written statements received from the independent registered public accounting firm

The Audit Committee held seven meetings during 2007.

        The Board of Directors has determined that, during 2007, Mr. Thornton would qualify as a "financial expert" within the meaning of that term in the SEC regulations dealing with audit committee financial experts. It has also determined that Mr. Thornton is also "independent" within the meaning of that term under NASD Rule 4200(a)(15).

The Benefits & Compensation Committee

The Benefits & Compensation Committee of the Board of Directors:

  •
  Periodically reviews and advises the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of our compensation programs for executive officers and directors relative to comparable companies in our industry

  •
  Reviews and makes recommendations regarding all benefit programs and human resource policies

  •
  Review the performance of the CEO on an annual basis and sets goals for the coming year

  •
  Reviews and approves corporate and personal performance goals and objectives relevant to the compensation of all executive officers, and sets all executive compensation

  •
  Makes recommendations to the Board regarding the establishment and terms of incentive compensation plans and equity compensation plans, and administers such plans

  •
  Approves grants of options, restricted stock, and other awards to all executive officers and directors

  •
  Approves compensation-related matters outside the ordinary course to executive officers and directors, including but not limited to employment contracts, change-in-control provisions, severance arrangements, and material amendments thereto

  •
  Makes recommendations to the Board regarding director compensation in conjunction with the Nominating & Corporate Governance Committee.

The Benefits & Compensation Committee held five meetings during 2007.

The Board Loan Committee

The Board Loan Committee of the Board of Directors:

  •
  Periodically reviews asset quality, sales & marketing, policy exception and charge-off reports

  •
  Reviews and takes action on proposed and existing loans in excess of the Officers' Credit Committee authority

  •
  Ratifies loans approved by officers and the Officers Loan Committee over a specified amount

  •
  Reviews and approves changes to the Credit policy

The Board Loan Committee held four meetings during 2007.

The Trust Committee

The Trust Committee of the Board of Directors:

  •
  Reviews and approves the recommendations of the Securities & Administrative Review Committee

  •
  Reviews and ratifies the actions of management regarding the investment portfolios managed by DNB Advisors

  •
  Reviews and recommends policies and procedures for DNB Advisors and DNB Financial Services and ensures compliance with applicable federal and state regulations

  •
  Reviews estate administration

The Trust Committee held four meetings during 2007.

The Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee of the Board of Directors:

  •
  Evaluates and selects nominees for each election of directors

  •
  Determines criteria for selecting new directors, including desired board skills and attributes, and identifies and actively seeks individuals qualified to become directors

  •
  Considers any nominations of director candidates validly made by shareholders

  •
  Reviews and makes recommendations to the Board of Directors concerning qualifications, appointment, and removal of committee members

  •
  Reviews the Code of Ethics & Whistle Blower policy from time to time and recommends such changes to the Code as the Committee shall deem appropriate

  •
  Reviews our compliance with corporate governance listing requirements established by The NASDAQ Stock Market

  •
  Assists the Board in developing criteria for the evaluation of Board and committee performance

  •
  Assists the Board in the orientation of new directors and in the development of corporate governance-related continuing education for all Board members

The Nominating & Corporate Governance Committee held one meeting during 2007.

        The Board of Directors has determined that each of the members of the Nominating & Corporate Governance Committee is "independent" within the meaning of that term under NASD Rule 4200(a)(15).

Director Independence

        In determining that Messrs. Fillippo, Koegel and Thornton and Ms. Joyner are independent, the board of Directors considered routine banking transactions between the Bank or its affiliates and each of the directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, wealth management and fiduciary accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any contributions the Corporation made to non-profit organizations with whom any of the directors are associated, any transactions that are discussed under "Certain Transactions of Management and Others with the Corporation and its Subsidiaries" on pages 28 to 29 of this Proxy Statement, and the following transactions, relationships and arrangements: Director Change of Control Agreements, Director participation in the Stock Option Plan and Director participation in the Deferred Compensation Plan for Directors.

Director Nominations

        Our bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company's Annual Meeting. The Nominating & Corporate Governance Committee does have a charter regarding director nominations and regarding communications by shareholders with directors, including the process for evaluating director nominees proposed by shareholders.

        In evaluating director nominees, the Nominating & Corporate Governance Committee considers the following factors:

  •
  The appropriate size of our Board of Directors and its Committees

  •
  The perceived needs of the Board for particular skills, background, and business experience

  •
  The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board

  •
  The nominees' independence from management

Other than the items listed above, there are no stated minimum criteria for director nominees, and the Nominating & Corporate Governance Committee may also consider such other factors as it may deem are in our best interests and the interests of our shareholders. The Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an "audit committee financial expert," that a majority of the members of the Board meet the definition of "independent director" under NASDAQ rules, and that one or more key members of management participate as members of the Board.

        The Nominating & Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating & Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating & Corporate Governance Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria. In addition, the Committee has not engaged third parties to identify, evaluate, or assist in identifying potential nominees, but relies on community and business contacts it has established through its directors, officers and professional advisors to help it identify potential director candidates when a specific need is identified.

        The Nominating & Corporate Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder. In order to be evaluated in connection with the Nominating & Corporate Governance Committee's established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary, 4 Brandywine Avenue, Downingtown, Pennsylvania, 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year's Annual Meeting of Stockholders and must contain the following information:

  •
  The candidate's name, age, contact information, and present principal occupation or employment

  •
  A written consent of the recommended individual stating that the individual consents to be nominated for the position of director of the Company and that the individual will submit to the Company all information that the Nominating & Corporate Governance Committee requests in connection with its consideration of the nomination or as the Company may otherwise request in order for it to fulfill its disclosure and legal obligations in connection with the nomination and service of such individual as director

  •
  A description of the candidate's qualifications, skills, background, and business experience during, at a minimum, the last five years, including his or her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director

        In order for the recommendation to be acted upon in a timely fashion to permit nomination, if appropriate, at any annual meeting of the shareholders of the Corporation, these materials must be received, in proper form, completed and signed, by the Secretary of the Corporation at the address set forth on the first page of this Proxy Statement, not later than the deadline for submission of stockholder proposals for inclusion in the Corporation's proxy materials identified in the section of this Proxy Statement titled, "How and when may I submit a shareholder proposal for the 2009 Annual Meeting of Shareholders?" on page 4.

Director Attendance at Annual Meetings

        We make every effort to schedule our Annual Meeting at a time and date to maximize attendance by directors taking into account the directors' schedules. We believe that annual meetings provide an opportunity for shareholders to communicate with directors and have requested that all directors make every effort to attend the Company's Annual Meeting. Historically, more than a majority of the directors have done so; for example, in 2007, all of the Company's then directors attended the 2007 Annual Meeting.

Executive Officers Who Are Not Directors

        The following sets forth information with respect to executive officers of the Corporation and the Bank who do not serve on the Corporation's Board of Directors. Each serves at the pleasure of the Board of Directors. There are no arrangements or understanding between the Corporation or the Bank and any person pursuant to which any such officers were selected.

        Ronald K. Dankanich (Age 53) joined the Bank in October 1972 and currently serves as Executive Vice President—Operations Division and Secretary of both the Corporation and the Bank. Mr. Dankanich is directly responsible for Management Information Systems, Bank Reconcilements, Operations, Bank Services and Human Resources.

        Richard J. Hartmann (Age 57) was named Executive Vice President of the Corporation and the Bank to head up the Retail Banking Division in January 2006. Prior to his promotion, Mr. Hartmann served as Senior Vice President of the Bank in its Retail Banking Division since June 2005. For 4 years prior to joining the Bank, Mr. Hartmann served as Executive Vice President at Susquehanna Bank (Farmers First Bank), responsible for Retail Banking. During the previous 5 years, Mr. Hartmann was a Senior Vice President and Executive Relationship Market Banker at M&T Bank/Keystone Financial in Horsham, PA, responsible for M&T's Delchester Region.

        Albert J. Melfi (Age 55) joined the Bank in November 2006 and currently serves as Executive Vice President and Chief Lending Officer of the Corporation and the Bank. Prior to joining DNB, Mr. Melfi had been employed as a Regional Vice President with Commerce Bank, PA, N.A. In that position, he had dual responsibilities, including managing the lending function for the bank in Delaware County, Pennsylvania, and overseeing a retail branch region consisting of 12 branches.

        Bruce E. Moroney (Age 51) joined the Bank in May 1992 and currently serves as Executive Vice President and Chief Financial Officer of the Bank. Prior to that, he served as Executive Vice President and Chief Financial Officer of both the Corporation and the Bank. Mr. Moroney is directly responsible for the Bank's investment portfolio, asset/liability management and financial reporting and accounting.

        Gerald F. Sopp (Age 51) joined the Bank in January 2007 and currently serves as Executive Vice President and Chief Financial Officer of the Corporation. Mr. Sopp is directly responsible for the Corporation's financial reporting, budgeting, strategic planning and Sarbanes Oxley Compliance. During the five years prior to joining DNB, Mr. Sopp was employed during 2006 as the Vice President and Chief Compliance Officer with Wilmington Trust Corporation, Wilmington, Delaware. Previous to that, from 2000 to 2006, he was employed as Vice President and Controller of Wilmington Trust Corporation.

MANAGEMENT COMPENSATION

EXECUTIVE COMPENSATION—SUMMARY COMPENSATION TABLE

        The following table sets forth information for each of the named executive officers for the fiscal years ended December 31, 2007 and 2006: (1) the dollar value of base salary and bonus earned; (2) stock awards; (3) the change in pension value and non-qualified deferred compensation earnings; (4) all other compensation; and, finally, (5) the dollar value of total compensation.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (4)	Total ($)
William S. Latoff Chairman & CEO	2007 2006	295,000 257,567	25,000 60,000	40,011	238,049 180,897	10,772 10,448	608,832 508,912
William J. Hieb President & COO	2007 2006	210,000 175,146	20,000 40,000	31,269	1,450 —	10,453 9,990	273,172 225,136
Albert J. Melfi (3) Executive V.P. & Chief Lending Officer	2007 2006	198,120 23,000	17,000 20,000	706	— —	10,317 2,099	226,143 45,099
(1)
The columns disclosing Option Awards and Non-Equity Incentive Plan Compensation have been omitted from the table because no officer earned any compensation during 2007 of a type required to be disclosed in those columns.

(2)
Includes the compensation accrued to Messrs. Latoff's and Hieb's benefit under the DNB Financial Corporation Deferred Compensation Plan adopted effective October 1, 2006, described on page 22. For Mr. Latoff, the compensation accrued to Mr. Latoff's benefit during 2007 and 2006 was accrued under a Supplemental Executive Retirement Plan dated December 20, 2006, as amended March 20, 2007. For a summary of the terms of the plan, see "Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer" at pages 26 to 28 of this Proxy.

(3)
Mr. Melfi's 2006 wages are for a partial year as he joined the Company in November, 2006. Mr. Melfi received a $20,000 signing bonus.

(4)
Includes the following payments we paid on behalf of the following executives in 2007:

Name	Company Contributions to Defined Contribution Plans (1)	Insurance Premiums (2)
William S. Latoff	10,069	703
William J. Hieb	9,750	703
Albert J. Melfi	9,681	636
    (1)
    The contributions paid on the executives' behalf during 2007 under the Bank's 401(k) Retirement Savings and Profit Sharing Plan. For a summary of the terms of the plan, see the description on page 25 of this Proxy.

    (2)
    The insurance premiums paid on the executives' behalf during 2007 under the Bank's Insurance plans available to all employees. For a summary of the terms of the plans, see the description on page 26 of this Proxy.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—OFFICERS

        The following table sets forth information on outstanding options and stock awards held by the named executive officers at December 31, 2007, including the number of shares underlying each stock option as well as the exercise price and the expiration date of each outstanding option.

	Option Awards (2)			Stock Awards (3)
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
William S. Latoff Chairman & CEO	1,886 1,884 1,883 1,882 1,882 1,882 25,467 18,742	21.64 17.40 9.23 11.16 16.83 18.66 24.27 17.51	06/30/2008 06/30/2009 06/30/2010 06/30/2011 06/30/2012 06/30/2013 04/17/2015 12/21/2015	8,012	128,192
William J. Hieb President & COO	6,945 17,640	22.78 17.51	12/21/2014 12/21/2015	5,920	94,720
Albert J. Melfi EVP & Chief Lending Officer	—	—		1,575	25,200
(1)
The columns disclosing number of securities underlying unexercised options that are nonexercisable, equity incentive plan awards: number of securities underlying unexercised unearned options, equity incentive plan awards: number of unearned shares, units, or other rights that have not vested and equity incentive plan awards: Market or payout value of unearned shares, units, or other rights that have not vested have been omitted from the table because no officer earned any compensation during 2007 of a type required to be disclosed in those columns.

(2)
The stock options granted to each executive officer prior to 2007, were granted under the Corporation's 1995 Stock Option Plan. For a summary of the terms of the plan, see the description on page 22 of this Proxy.

(3)
The stock awards granted to each executive officer prior to 2007, were granted under the Corporation's Incentive Equity and Deferred Compensation Plan for Officers and Directors. For a summary of the terms of the plan, see the description on page 22 of this Proxy.

Officer Employment Agreements

        Except as described in this Proxy Statement, none of the named executive officers of the Corporation has an employment agreement with the Corporation.

        In the Corporation's letter to Mr. Albert J. Melfi, Jr., offering him employment, the Corporation agreed to pay Mr. Melfi a minimum $15,000 guaranteed bonus for year 2007, payable in accordance with normal plan distribution rules. The Corporation also agreed to cover the cost of Mr. Melfi's COBRA payments (less the amount that he would contribute for the same plan with the Corporation) to his previous employer's insurance provider until Mr. Melfi becomes eligible to participate in the Corporation's health insurance program. Mr. Melfi became eligible to participate in the Corporation's health insurance program on February 20, 2007.

Officer Change of Control Agreements

        The Corporation and the Bank (the Corporation and the Bank are sometimes referred to herein for this purpose as the "Company") entered into Change of Control Agreements (individually referred to as an "Agreement" or collectively referred to as the "Agreements") with Mr. Hieb on April 28, 2003 and with

Mr. Latoff on December 17, 2004 in order to provide the executive officers with severance payments as additional incentive to induce the executive officers to devote their time and attention to the interest and affairs of the Company. These Change of Control Agreements were amended and restated on December 20, 2006. The Company entered into a Change of Control Agreement similar to these amended and restated Change of Control Agreements with Mr. Melfi on December 20, 2006.

        As amended and restated, the change in control agreement with each executive officer obligates the Company to pay the executive officer, upon a termination of his employment with the Company after a "change in control" (as defined in the agreement), either by the Company other than for "cause" (as defined in the agreement), or by him for "good reason" (as defined in the agreement), "Base Severance" in an amount equal to a designated multiple of his "Total Annual Cash Compensation." For Mr. Latoff, the multiple is 2.99. For Mr. Hieb, the multiple is 2.00. For Mr. Melfi, the multiple is 1.5. These payments and the value of these benefits, including payments under all other plans which the executives participate in, would be estimated to total $623,495 for Mr. Hieb, $3,302,290 for Mr. Latoff (under the provisions of his change in control agreement SERP as in force on December 31, 2006), and $366,233 for Mr. Melfi applying the assumptions that the triggering event took place on December 31, 2007.

        The agreement defines an executive officer's "Total Annual Cash Compensation" as the sum of two elements:

  (I)
  The aggregate amount of (i) salary, (ii) the Company's cash contribution toward the cost of medical, life, disability and health insurance benefits, and (iii) employer contributions (whether or not matching) under the Company's qualified defined contribution retirement plans, that was payable to or for the benefit of the executive officer at any time during a designated period ended prior to the time the executive officer becomes entitled to severance payments (the "Base Element"). For Mr. Latoff, this figure is averaged and the period over which the average is determined is the three most recent fiscal years. For Mr. Hieb, this figure is averaged and the period over which the average is determined is the two most recent fiscal years. For Mr. Melfi, this period is the most recent full fiscal year of the Company.

  (II)
  The aggregate cash bonuses that have been earned by the executive officer for performance by the executive officer during a designated period ended prior to the time the executive officer becomes entitled to severance payments, but any bonus shall only be included in the foregoing to the extent it has been finally approved and fixed as to amount at the time the executive officer becomes entitled to severance payments (the "Bonus Element"). For Mr. Latoff, this figure is averaged and the period over which the average is determined is the three most recent fiscal years. For Mr. Hieb, this figure is averaged and the period over which the average is determined is the two most recent fiscal years. For Mr. Melfi, this period is the most recent full fiscal year of the Company.

        The severance payment is to be made in a lump sum within 1 calendar week following the date of termination, subject to withholding by the Corporation as required by applicable law and regulations. For each of the executive officers other than Mr. Latoff, if the severance payment or payments under the agreement, either alone or together with other payments which the executive officer has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, such lump sum severance payment is to be reduced to the largest amount as will result in no portion of the lump sum severance payment under the agreement being subject to the excise tax imposed by Section 4999 of the Code. For Mr. Latoff, if, as a result of payments provided for under the agreement, together with all other payments in the nature of compensation provided to or for the benefit of Mr. Latoff under any other plans or agreements in connection with a Change in Control, Mr. Latoff becomes subject to excise taxes under Section 4999 of the Code, then, in addition to any other benefits provided under or pursuant to the agreement or otherwise, the Company will be obligated to pay to Mr. Latoff at the time any such payments are made under or pursuant to his change of control agreement or other plans or agreements, an amount equal to the amount of such excise taxes (this is referred to in the Agreement as the "Parachute Tax Reimbursement"). In addition, the Company is obligated to "gross up" any Parachute Tax Reimbursement by paying to Mr. Latoff at the same time an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise, and whether Federal, state or local) that are or will be payable by Mr. Latoff as a result of the Parachute Tax Reimbursement being paid or payable to Mr. Latoff and as a result of such additional amounts paid or payable to Mr. Latoff for the Parachute Tax Reimbursement or its gross-up, such that after payment of such additional taxes Mr. Latoff shall have been paid on a net, after-tax basis an amount equal to the Parachute Tax Reimbursement. These tax-related amounts are to be computed assuming that Mr. Latoff is subject to each tax at the highest marginal rate. If more than one agreement or plan provides for a Parachute Tax Reimbursement and a gross-up for Mr. Latoff, he is to receive only one Parachute Tax Reimbursement.

        Each agreement also provides for payment of the executive officer's health insurance, HMO or other similar medical provider benefits (excluding any disability plans or benefits) for a designated period after termination of employment. For Mr. Latoff, this period is 18 months. For the other executive officers, it is 12 months.

        The change of control agreements define a "change in control" as any one or more of the following: (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")(or any successor provision) as it may be amended from time to time; (2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or the Bank or any "person" who on the date hereof is a director of officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's then outstanding securities; (3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (4) the signing of a letter of intent or a formal acquisition or merger agreement between the Company and a third party which contemplates a transaction which would result in a "change of control" of the type described in clauses (1), (2) or (3) of this sentence, but only if the letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time employment terminates.

        The change of control agreements define termination for "cause" as termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of the Company's affairs pursuant to a notice or other action by any Regulatory Agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors of the Company will probably cause substantial economic damages to the Company, willful or intentional breach or neglect by the executive officer of his duties, or material breach of any material provision of this Agreement. For purposes of this paragraph, no act, or failure to act on the executive officer's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by the executive officer in reliance upon an approving opinion of counsel to the Company or counsel to the executive officer shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of the executive officer and the standards prevailing in the banking industry.

        An executive officer shall be deemed to have "good reason" for terminating his employment under his change of control agreement if he terminates such employment within two (2) years after the occurrence of any one or more of the following events without his express written consent, but only if the event occurs within two (2) years after a "change in control" (as defined in the agreement): (i) the assignment to the executive officer of any duties inconsistent with the executive officer's positions, duties, responsibilities, titles or offices with the Company as in effect immediately prior to a change in control of the Company, (ii) any removal of the executive officer from, or any failure to re-elect the executive officer to, any of such positions, except in connection with a termination or suspension of employment for cause, disability, death or retirement, (iii) a reduction by the Company in the executive officer's base annual salary, bonus and/or benefits as in effect immediately prior to a change in control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in the executive officer's base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of the Company having the title of senior vice president or above, or (iv) any purported termination of the executive officer's employment with the Company when "cause" (as defined in this Agreement) for such termination does not exist, or (v) a relocation of the executive officer's workplace outside of Chester County, Pennsylvania.

DIRECTOR COMPENSATION TABLE

        The Corporation has compensated its directors for their services and expects to continue this practice. Information relating to the compensation of the Corporation's directors during 2007 is set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)
Thomas A. Fillippo	20,480	235	—	—
William J. Hieb (3)	—	—	—	—
Mildred C. Joyner	22,080	235	500	—
James J. Koegel	27,380	235	1,369	—
William S. Latoff (3)	—	—	—	—
Eli Silberman (2)	21,380	235	—	30,000
James H. Thornton	30,080	235	—	—
(1)
The columns disclosing option awards, non-equity incentive plan compensation, and all other forms of compensation have been omitted from the table because no director earned any compensation during 2007 of a type required to be disclosed in those columns. For aggregate numbers of stock awards and option awards outstanding at December 31, 2007, see the following table titled, "Outstanding Equity Awards At Fiscal Year End Table—Directors."

(2)
During 2007, the Corporation has paid an aggregate of $30,000 in consulting fees to TSG, Inc., a corporation owned by Eli Silberman, a director of the Corporation, for public relations and marketing services rendered to the Corporation and the Bank. On December 19, 2007, the Bank signed an agreement with TSG, Inc. for $30,000 for similar services to be provided in 2008.

(3)
Messrs. Hieb and Latoff received no compensation for their service on the Board of Directors. Compensation paid to each of them as President & COO and as Chairman & CEO, respectively, is disclosed in the Executive Compensation—Summary Compensation Table on page 14.

Annual Fees:
Cash Retainer (all members)	$15,380
Equity Compensation (all members)	—
Committee Chairman:
Audit Committee	7,000
All Other Committees	5,000
Fee for a Director who Chairs more than one Committee	2,500
Per-Meeting Attendance Fees:
Board meetings (all members)	$—
Committee meetings:
On-Site	500
Telephonic	300

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—DIRECTORS

The following table sets forth information on outstanding options and stock awards held by Directors at December 31, 2007, including the number of shares underlying each stock option as well as the exercise price and the expiration date of each outstanding option.

	Option Awards (2)			Stock Awards (3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Thomas A. Fillippo				525	8,400
Mildred C. Joyner	3,472 2,756	24.27 17.51	04/17/2015 12/21/2015	525	8,400
James J. Koegel	1,882 6,366 2,756	18.66 24.27 17.51	06/30/2013 04/17/2015 12/21/2015	525	8,400
Eli Silberman	667 6,366 2,756	18.66 24.27 17.51	06/30/2013 04/17/2015 12/21/2015	525	8,400
James H. Thornton	1,886 1,884 1,883 1,882 1,882 1,882 6,366 2,756	21.64 17.40 9.22 11.16 16.83 18.66 24.27 17.51	06/30/2008 06/30/2009 06/30/2010 06/30/2011 06/30/2012 06/30/2013 04/17/2015 12/21/2015	525	8,400
(1)
The columns disclosing number of securities underlying unexercised options that are nonexercisable, equity incentive plan awards: number of securities underlying unexercised unearned options, equity incentive plan awards: number of unearned shares, units, or other rights that have not vested and equity incentive plan awards: Market or payout value of unearned shares, units, or other rights that have not vested have been omitted from the table because no director earned any compensation during 2007 of a type required to be disclosed in those columns.

(2)
The stock options granted to each director prior to 2007, were granted under the Corporation's 1995 Stock Option Plan. For a summary of the terms of the plan, see the description on page 22 of this Proxy.

(3)
The stock awards granted to each director prior to 2007, were granted under the Corporation's Incentive Equity and Deferred Compensation Plan for Officers and Directors. For a summary of the terms of the plan, see the description on page 22 of this Proxy.

Director Change of Control Agreements

        The Corporation has entered into Change of Control Agreements dated November 10, 2005 with James H. Thornton, James J. Koegel, and Eli Silberman, February 23, 2005 with Mildred C. Joyner and February 22, 2006 with Thomas A. Fillippo. The agreement with each director obligates the Company to pay severance to the director, upon a termination of his or her service as a director with the Company under certain circumstances after a "change in control" (as defined in the agreement) or at any time within three years thereafter. The severance is equal to 2.99 times the larger of the aggregate annual cash compensation paid to the director for director services during the last full fiscal year of the Company ending prior to a Change in Control or during any subsequent fiscal year. The severance can be paid if the director's service is terminated, after a Change in Control, by the Company without "Cause" or by the director for "Good Reason." The severance will be payable in equal installments over a period of three years following the date of termination of service, subject to withholding of any taxes by the Company as required by applicable law and regulations. Unless the Company shall have elected to pay in more frequent installments, the installments will be paid monthly. If the Company paid the director's health insurance, HMO or other similar medical provider benefits (excluding any disability plans or benefits) immediately prior to the date of termination, the Company will continue to pay for or reimburse those benefits for one year after the date of termination of service, but in an aggregate amount not exceeding the Company's payments for those benefits in the year preceding the date of termination of service. As with the change of control agreements for executive officers, payments of severance to a director under his or her change of control agreement will be reduced to the extent necessary to avoid a liability for an excise tax on excess parachute payments under Section 4999 of the Internal Revenue Code.

        The director change of control agreements define a "change in control" as any one or more of the following: (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")(or any successor provision) as it may be amended from time to time; (2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date of this Agreement), other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company or Bank representing 25% or more of the combined voting power of Company's then outstanding securities; or (3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; (4) the signing of a letter of intent or a formal acquisition or merger agreement between the Company or the Bank, of the one part, and a third party which contemplates a transaction which would result in a "Change of Control" under paragraphs (1), (2) or (3) of this definition, but only if the letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time the triggering event in question occurs.

        The director change of control agreements define termination for "cause" as (i) involuntary termination, prior to the expiration of a regular term of office, of the director's status or services as a director in accordance with the provisions of the Company's articles or bylaws, or by court order or otherwise in accordance with applicable law or regulations, or (ii) personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, or willful or intentional breach or neglect by the director of his duties, or (iii) suspension or removal from office or prohibition from participation in the conduct of the Company's affairs pursuant to a notice or other action by any regulatory agency, or (iv) willful violation of any law, rule or regulation or final cease-and-desist order or other regulatory agreement, which violation in the reasonable judgment of the Board of Directors of the Company will probably cause substantial economic damages to the Company. For purposes of this definition, no act, or failure to act on the director's part shall be considered "willful" unless done, or omitted to be done, by the director without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by the director in reliance upon an approving opinion of counsel to the Company or counsel to the director shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, the Company will have the burden of proof with regard to the acts or omission of the director and the standards prevailing in the banking industry.

        A director will be deemed to have "good reason" for terminating his or her employment under his or her change of control agreement a director will be deemed to have "Good Reason" for causing a termination of his or her services as director if the termination occurs within one year after any of the following events has occurred without the directors consent: (i) a reduction (for reasons other than the actions of the director) in the aggregate annual compensation paid to the director for director services during any fiscal year of the Company, as compared to the greater of the aggregate annual compensation paid to the director during the Company's most recent full fiscal year to be completed before the Change in Control, the aggregate annual compensation paid to the director during any later fiscal year; or (ii) the Company's failure to give the director increases in aggregate annual compensation at least equal to any increases given to other directors in their compensation for comparable services as director; (iii) the imposition by the Company of changes in duties or schedule or location of attendance at board or committee meetings that, singly or in the aggregate, impose additional unreimbursed expense, or other unreasonable burdens, on the director in attending or participating in board or committee meetings or otherwise fulfilling his or her responsibilities.

Stock Option Plan

        At the Corporation's Annual Meeting in 2004, the Stockholders of the Corporation approved the Corporation's 1995 Stock Option Plan (as amended and restated, effective as of April 27, 2004) (the "Stock Option Plan"). In approving the amendment and restatement of the Stock Option Plan at the 2004 Annual Meeting, the Corporation's Stockholders approved the availability of 200,000 additional shares of the Corporation's Common Stock (to permit an aggregate maximum of 643,369 shares) to be issued upon the exercise of incentive and non-qualified stock options that the Board of Directors may grant to employees and Directors of the Corporation and the Bank. In addition to increasing the number of shares that may be issued on option exercises, the Stockholders also approved amendments to (i) incorporate the possibility for Board of Directors' approval of "immaculate cashless" exercises of Stock Options, (ii) eliminate a formula requirement for annual grants of Stock Options to directors of the Corporation, (iii) extend the term of the Stock Option Plan to April 27, 2014, (iv) provide for the possibility that the Stock Option Plan could be administered by a Committee of the Board, (v) permit optionees to elect to have withholding taxes paid in shares of Common Stock, and (vi) grant greater flexibility to the Board of Directors in administering the Plan.

        Option exercise prices must be 100% of the fair market value of the shares on the date of option grant and the option exercise period may not exceed 10 years except that, with respect to incentive stock options awarded to persons holding 10% or more of the combined voting power of the Corporation, the option exercise price may not be less than 110% of the fair market value of the shares on the date of option grant and the exercise period may not exceed 5 years.

Incentive Equity and Deferred Compensation Plan

        The Corporation's Incentive Equity and Deferred Compensation Plan (the "Omnibus Plan"), which has not been approved by the Corporation's shareholders, provides for grants of stock appreciation rights ("SARs"), restricted stock ("Restricted Stock") and unrestricted stock ("Unrestricted Stock") (Awards of Restricted Stock and Unrestricted Stock are sometimes referred to as "Stock Awards"), and provide for employees and directors to periodically elect to defer receipt of compensation from the Corporation ("Deferred Compensation") (these are sometimes referred to below as "Awards"). Under the Incentive Equity and Deferred Compensation Plan (in this discussion sometimes referred to as the "Plan"), Awards may be granted either alone or in addition to or in tandem with another Award. The Board of Directors may amend or terminate the Incentive Equity and Deferred Compensation Plan, except as limited or prohibited by applicable law or regulations.

        Under the Plan, Unrestricted Stock awards can be granted by the Board with or without conditions and may provide for an immediate or deferred transfer of shares to the participant; and Restricted Stock awards would be subject to such restrictions on transferability and risks of forfeiture as the Board may determine. If the participant terminates employment with the Corporation during the restriction period related to any Restricted Stock award, the shares of Common Stock subject to the restriction would be forfeited; however, the Board would have discretion to waive any restriction or forfeiture condition related to such shares of Common Stock. The Incentive Equity and Deferred Compensation Plan permits Stock Awards qualifying as "performance-based compensation" under Section 162(m) of the Code to certain participants that qualify as "covered employees" under Section 162(m) of the Code. However, the Board of Directors does not anticipate granting any Stock Awards qualifying as "performance-based compensation" under Section 162(m).

        The Plan permits participants to elect to defer receipt of all or any part of a participant's annual salary, bonus, director's fees, or (subject to Board discretion) Common Stock or cash deliverable pursuant to a Stock Option or an Award. Elections as to salary and bonus could only be made annually. The Corporation would establish a special ledger account ("Deferred Compensation Account") on the books of the Corporation for each electing participant. The Corporation may establish one or more trusts to fund deferred compensation obligations under the Incentive Equity and Deferred Compensation Plan. The accounts of multiple participants may be held under a single trust but in such event each account would be separately maintained and segregated from each other account.

        Except in the case of financial hardship, a participant would not receive a distribution, in either a lump sum or in annual installments over a period of up to 10 years as specified by the participant, from his or her Deferred Compensation Account until the earlier of (1) termination of the participant's employment or directorship with the Corporation, or (2) the death or legal incapacitation of the participant, a "change in control" of the Corporation (as finally defined in any Supplemental Equity Compensation Plan as may be adopted). In addition, a director may, subject to certain restrictions, specify an age to receive distributions of the director's Deferred Compensation Account. The Board of Directors would have authority, in its sole discretion, to allow an early distribution from a participant's Deferred Compensation Account in the event of severe financial hardship due to the sudden illness of the participant or a participant's family member, or the loss of the participant's property due to casualty or other extraordinary circumstance.

Deferred Compensation Plans for Officers and Directors

        Under the Omnibus Plan, DNB has also established the Deferred Compensation Plan for Directors of DNB Financial Corporation adopted effective October 1, 2006 (the "Directors Plan") and the DNB Financial Corporation Deferred Compensation Plan adopted effective October 1, 2006 (the "Officers Plan") (individually, a "Plan" and collectively, "Plans").

        The Directors Plan permits a non-employee director of DNB or any of its direct or indirect subsidiaries to defer all or a portion of the compensation payable to the director for his or her services as a member of the board of DNB or a subsidiary and committees thereof. The Officers Plan permits an eligible officer to elect to defer up to fifty percent (50%) of the regular salary otherwise payable to the eligible officer and all or a portion of any annual or other periodic bonus otherwise payable to the eligible officer. The Omnibus Plan contains provisions governing the Directors Plan and the Officers Plan, which are subject to the Omnibus Plan except to the extent they provide otherwise.

        Pursuant to the applicable Plans, DNB will provide eligible officers and non-employee directors the opportunity to enter into agreements for the deferral of a specified percentage of their annual compensation and/or bonus award. The obligations of DNB to pay compensation that is deferred under the Plans, which are called Deferred Compensation Obligations in the registration statement, will be unsecured general obligations of DNB to pay the deferred compensation in the future in accordance with the terms of the applicable Plans, and will rank pari passu with other unsecured and unsubordinated indebtedness of DNB, from time to time outstanding. There is no trading market for the Deferred Compensation Obligations. The Deferred Compensation Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under any of the Plans will be null and void. The Deferred Compensation Obligations are not convertible into any other security of DNB. The amount of compensation to be deferred by each participating officer or non-employee director, and hence the amount of the Deferred Compensation Obligations owed to each participant and to participants in the aggregate will be determined in accordance with the Plans based on elections to be made in the future by each participant.

        The Plans require that amounts credited to an eligible director's deferred compensation account must be payable no later than the earlier of: (i) the date as of which the director separates from service with DNB, within the meaning of Section 409A of the Code; or (ii) the director's attainment of age 75. The Plans require that amounts credited to an eligible officer's deferred compensation account must be payable no later than the date as of which the officer separates from service with DNB. Subject to these requirements, a participant may designate an earlier distribution date at the time he or she elects to defer compensation. This earlier distribution date may be either (a) the director's or officer's attainment of a specified age or (b) a specified date. A single designation must apply to the entire balance of the participant's deferred compensation account.

        While the Plans permit a participant to change this earlier distribution date from time to time, the new early distribution date a participant selects in any change cannot be less than 12 months after the date the participant makes that change, and the first payment as a result of the new designation cannot be made earlier than five (5) years after the date the first payment would have been made before the participant changed the early distribution date.

        A participant may elect to have distributions made from his or her deferred compensation account in the form of a lump sum, or in annual installments for a period of up to ten (10) years. The first distribution payment is to be made on or about January 15 of the calendar year following the calendar year in which the distribution event occurs.

        Each participant has the right to designate one or more persons as beneficiary to receive the balance of the participant's deferred compensation account on the participant's death. A participant may, from time to time, revoke or change the beneficiary designation by filing a new designation with DNB. The last designation received by DNB in accordance with the applicable Plans will be controlling as long as DNB receives it prior to the participant's death. If no beneficiary designation is in effect at the death of a participant, or if no designated beneficiary survives the participant, the balance of the participant's deferred compensation account will be made to the participant's estate.

        All elections and designations must be made in accordance with the terms of the respective Plans.

        The Plans permit the board of directors or administering committee to authorize distribution of all or a portion of a participant's deferred compensation account in advance of the elected deferral date upon request of the participant if the board of directors or administering committee determines that the participant has experienced an unforeseeable emergency, within the meaning of Section 409A of the Internal Revenue Code.

Pension Plan

        The Corporation does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the "Pension Plan") covering all employees of the Bank, including officers, who have been employed by the Bank for 1 year and have attained 21 years of age. The Pension Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average monthly base salary, multiplied by their years of accredited service. The accrued benefit is based on the monthly average of their highest 5 consecutive years of their last 10 years of service.

        Effective December 31, 2003, the Bank amended its Pension Plan so that no participants will earn additional benefits under the Pension Plan after December 31, 2003. As a result of this amendment, no further service or compensation will be credited under the Pension Plan after December 31, 2003. The Pension Plan, although frozen, will continue to provide benefit payments and employees can still earn vested credits until retirement.

        During 2008, management does not anticipate that the Bank will make a contribution for the 2007 Plan Year. The benefits listed in the table below are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Pension Plan for the remainder of their life.

        The following table shows the estimated annual retirement benefit payable pursuant to the Pension Plan of an employee currently 65 years of age, whose highest salary remained unchanged during his last 5 years of employment and whose benefit will be paid for the remainder of his life.

	Amount of Annual Retirement Benefit
	with Credited Service of:
Average Annual Earnings
	10 Years	20 Years	30 Years	40 Years
$ 25,000	$3,750	$7,500	$11,250	$15,000
50,000	7,500	15,000	22,500	30,000
75,000	11,250	22,500	33,750	45,000
100,000	15,000	30,000	45,000	60,000
125,000	18,750	37,500	56,250	75,000
150,000	22,500	45,000	67,500	90,000
175,000	26,250	52,500	78,750	105,000
200,000	30,000	60,000	90,000	120,000

401(k) Retirement Savings and Profit Sharing Plan

        During the fourth quarter of 1994, the Bank adopted a retirement savings plan intended to comply with Section 401(k) of the Internal Revenue Code of 1986. Prior to January 1, 2004, employees became eligible to participate after 6 months of service, and would thereafter participate in the 401(k) plan for any year in which they have been employed by the Bank for at least 501 hours. Effective January 1, 2004, employees were eligible to participate in the plan immediately after hire and regardless of the hours they were employed in any year. Effective July 1, 2005 all employees, with the exception of on-call employees, were eligible to participate in the plan immediately after hire and regardless of the hours they were employed in any year. In general, amounts held in a participant's account are not distributable until the participant terminates employment with the Bank, reaches age 59 1/2, dies or becomes permanently disabled.

        Participants are permitted to authorize pre-tax savings contributions to a separate trust established under the 401(k) plan, subject to limitations on deductibility of contributions imposed by the Internal Revenue Code. Effective July 1, 2007 the Bank amended the plan to allow after-tax contributions to be made as well. The contributions are subject to the same limitations. The Bank makes matching contributions of $.25 for every dollar of deferred salary, up to 6% of each participant's annual compensation. Each participant is 100% vested at all times in employee and employer contributions. The Corporation's matching contributions to the 401(k) plan for 2007 was $93,089. On January 1, 2005, the Bank adopted a safe harbor provision for the plan which requires a 3% qualified non-elective contribution to be made to any employee with wages in the current year. Vesting in these qualified non-elective contributions is 100% at all times.

        In 2004, the Bank added a profit-sharing feature to the retirement savings plan under which it began making contributions in 2005 for the 2004 plan year equal to 3% of eligible participants' W-2 wages. Under this feature of the plan, employees are immediately eligible for benefits and will be 100% vested after 3 years of service. In order to be credited with the profit-sharing contribution for any year, an employee must be employed on the last day of the plan year.

Insurance

        All eligible fulltime employees of the Bank are covered as a group by basic hospitalization, major medical, long-term disability, term life and a prescription drug plan. The Bank pays the total cost of the plans for employees with the exception of the major medical and the prescription drug plan, in which there is cost sharing and a co-payment required by the employees.

Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer

        On December 20, 2006, the Board of Directors of DNB Financial Corporation approved, and effective April 1, 2007 modified, a Supplemental Executive Retirement Plan (also known as a SERP) for its Chairman and Chief Executive Officer, William S. Latoff. The purpose of the SERP is to provide Mr. Latoff a pension supplement beginning at age 70 for 15 years in approximately equal amounts each year and to compensate him for the loss of retirement plan funding opportunities from his other business interests because of his commitments to DNB as Chairman and CEO. Mr. Latoff was age 55 when DNB hired him as Chairman and CEO. Pursuant to the SERP, DNB makes annual contributions of $70,000 prior to December 31 each year, commencing in 2006, until 2018, the year in which Mr. Latoff turns age 70, for a total of 13 installments. The SERP provides that the adoption of the plan shall not constitute an employment contract between DNB and Mr. Latoff.

        Pursuant to the SERP, DNB is obligated to pay future benefits to Mr. Latoff calculated by applying a designated rate of return to the periodic accruals under the SERP. The rate of return is to be fixed each year on January 1 at the commercial bank "prime rate" then most recently published by the Wall Street Journal, but in any event the rate of return will not be less than 8.00% percent per annum nor more than 9.50% per annum. The rate of return as so established on each January 1 will remain fixed through the entire year, but may change again on the following January 1. The SERP account will be credited monthly with earnings or losses on the balance of the SERP account since the preceding month in accordance with these requirements.

        At any point in time, Mr. Latoff's accrued benefit under the SERP will be his vested interest in the balance of the SERP account. Initially, Mr. Latoff's accrued benefit is equal to 40% of the SERP account balance. Provided that he remains employed continuously by DNB or the Bank through the following dates, he will become 60% vested in the SERP account on December 15, 2007, 80% vested on December 15, 2008 and 100% vested on December 15, 2009. However, the SERP provides that he will become 100% vested in the SERP account if his employment with DNB or the Bank is terminated for reasons other than "Cause" (as defined in the SERP), or if he terminates his employment for "Good Reason" (as defined in the SERP) following a "Change in Control" (as defined in the SERP). He will also become 100% vested in the SERP account if he terminates his employment for Good Reason following the signing of a letter of intent or a formal acquisition or merger agreement between DNB or the Bank, of the one part, and a third party which contemplates a transaction that would result in a Change in Control, but only if the letter of intent or agreement, or the transaction it contemplates, has not been canceled or terminated at the time of his termination for Good Reason. If Mr. Latoff's employment is terminated for Cause before payments begin, he will forfeit his entire benefit and no payments will be made to him or his beneficiary. If his employment is terminated for Cause after payments begin, no further payments will be made to him or his beneficiary.

        The SERP defines "Cause" as personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of DNB's or Bank's affairs pursuant to a notice or other action by any regulatory agency having jurisdiction over DNB or the Bank, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors will probably cause substantial economic damages to DNB, willful or intentional breach or neglect by Mr. Latoff of his duties, or material breach of any material provision of any agreement between DNB or the Bank and Mr. Latoff pertaining to his employment. For purposes of this definition of "Cause," no act, or failure to act on Mr. Latoff's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by Mr. Latoff in reliance upon an approving opinion of counsel to DNB or counsel to Mr. Latoff shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of Mr. Latoff and the standards prevailing in the banking industry.

        The SERP defines "Good Reason" as (a) the assignment to Mr. Latoff of any duties inconsistent with Mr. Latoff's positions, duties, responsibilities, titles or offices with DNB or the Bank as in effect immediately prior to a Change in Control, (b) any removal of Mr. Latoff from, or any failure to re-elect Mr. Latoff to, any of such positions, except in connection with a termination or suspension of employment for Cause, disability, death or retirement, (c) a reduction by DNB or the Bank in Mr. Latoff's base annual salary, bonus and/or benefits as in effect immediately prior to a Change in Control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in Mr. Latoff's base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of DNB having the title of executive vice president or above, (iv) any purported termination of Mr. Latoff's employment with DNB or the Bank when Cause does not exist, or (v) a relocation of Mr. Latoff's workplace outside of Chester County.

        The SERP defines "Change in Control" as any one or more of the following three events with respect to DNB or the Bank:

  (1)
  a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") (or any successor provision) as it may be amended from time to time.

  (2)
  any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or the Bank or any "person" who on the date hereof is a director of officer of DNB or the Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DNB or the Bank representing 25% or more of the combined voting power of Company's or Bank's then outstanding securities.

  (3)
  during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of DNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

        The SERP provides that, commencing on January 1, 2019, or as soon as practicable after that date, Mr. Latoff's accrued benefit under the SERP will be paid to him in 15 annual installments. The payments are to be made on those dates whether or not he is still employed by DNB or the Bank as of January 1, 2019. However, no later than January 1, 2018, he may elect in writing to defer receipt of the installment payments and instead receive the benefit in a lump sum or in two to 15 annual installments, commencing as of a date he specifies, provided that no deferred payment can be made earlier than January 1, 2024. If

Mr. Latoff dies before January 1, 2019, his beneficiary may elect to receive the benefit beginning on January 1, 2019, or as soon as practicable after that date, in either a single lump sum, or in annual installments over a period of up to 15 years, or in a commercial annuity, but if a valid election is not made by the beneficiary, the payment will be in a single lump sum. All payments will be subject to all applicable Federal, state and local tax withholding requirements, and other charges and assessments imposed by law.

        Payments under the SERP are to be grossed up to compensate Mr. Latoff for any "parachute payment" excise taxes under Section 4999 of the Internal Revenue Code to which he would otherwise be subjected if the payments under the SERP, together with any other payments to him or for his benefit would subject him to those taxes. In addition, DNB will further compensate him for any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise, and whether Federal, state or local) that he will have to pay as a result of this gross up reimbursement or taxes on it. The amount of the gross-up for additional taxes on the parachute payment gross up reimbursement is to be computed on the assumption that he will be subject to each tax at the highest marginal rate. The SERP provides, however, that if another plan or agreement also provides for a reimbursement of these costs or taxes, only one reimbursement will be given to him. The excise tax and the gross-ups shall be computed by a registered public accounting firm selected by the compensation committee.

        DNB may amend the SERP at any time to the extent necessary to comply with any requirement or limitation set forth in Section 409A of the Internal Revenue Code or its regulations, but otherwise DNB may amend it only with the express, written consent of Mr. Latoff or his beneficiary.

Certain Transactions of Management and Others with the Corporation and its Subsidiaries

        The Bank makes loans to executive officers and directors of the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Federal regulations prohibit the Bank from making loans to executive officers and directors of the Corporation or the Bank at terms more favorable than could be obtained by persons not affiliated with the Corporation or the Bank. The Bank's policy towards loans to executive officers and directors currently complies with this limitation. The aggregate outstanding balance of the loans to all executive officers, directors or their affiliates, whose aggregate indebtedness to the Bank exceeded $120,000, at December 31, 2007, represented .39% of stockholders' equity of the Corporation on that date.

        Some current directors, nominees for director and executive officers of the Corporation and entities or organizations in which they were executive officers or the equivalent or owners of more than 10% of the equity were customers of and had transactions with or involving the Bank in the ordinary course of business during the fiscal year ended December 31, 2007. None of these transactions involved amounts in excess of 5% of the Corporation's consolidated gross revenues during 2007 or, if applicable, more than 5% of the other entity's consolidated gross revenues for its last full fiscal year, nor was the Corporation indebted to any of the foregoing persons or entities in an aggregate amount in excess of 5% of the Corporation's total consolidated assets at December 31, 2006. Additional transactions with such persons and entities may be expected to take place in the ordinary course of business in the future.

        During 2007, the Corporation paid an aggregate of $30,000 in consulting fees to TSG, Inc., a corporation owned by Eli Silberman, a director of the Corporation, for public relations and marketing services rendered to the Corporation and the Bank. On December 19, 2007, the Bank signed an agreement with TSG, Inc. for $30,000 for similar services to be provided in 2008.

        On February 10, 2005, as it has been supplemented since that date, the Bank entered into an Agreement of Lease (the "Lease") to open an additional branch of the Bank in approximately 4,770 square feet of first floor space and some third floor conference room space in an existing building located at 2 North Church Street (the "Building") in the central business district of West Chester, Chester County,

Pennsylvania, with Headwaters Associates, a Pennsylvania general partnership (the "Landlord") for which William S. Latoff, the Registrant's Chairman of the Board and Chief Executive Officer, is one of two general partners. The Lease is for an initial term of 5 years ending July 31, 2010 and gives the Bank successive options to renew the Lease for 3 additional terms of 5 years each. The Lease obligated the Bank to pay aggregate Basic Rent during the twelve month period ending July 31, 2007 at an annual rate of $109,776 ($9,148 per month). For the twelve month period ending July 31, 2008, the Bank is obligated to pay aggregate Basic Rent at an annual rate of $111,498 ($9,291 per month). During each of the lease years ending July 31, 2009 and 2010, the Basic Rent will increase according to the percentage increase, if any, during the then most recent year of the consumer price index for all urban consumers, Philadelphia-Wilmington-Atlantic City, CMSA ("CPI"). If the Bank exercises its options to renew the Lease term, the Basic Rent for each renewal term is to be established at a fair market rental taking into account all of the terms and conditions of the Lease. The Bank is also obligated under the Lease to pay its proportionate share of real estate taxes and certain utilities shared in the Building with other tenants, and to pay its own cost of certain utilities that are separately metered. Pursuant to the Lease, the Bank is to provide its own janitorial and maintenance services. The Lease entitles the Bank to make certain improvements relating to signage, teller stations, safe deposit boxes, ATM facilities and night depository boxes subject to any applicable ordinances and third party restrictions, and subject to a potential obligation to remove them at termination of the Lease. The Landlord is generally obligated to maintain and repair the Building structure, roof and utility systems. The Bank and the Landlord each have obligations to maintain insurance on a coordinated basis. The Lease covers additional contingencies such as property casualty and condemnation and gives the Bank and Landlord certain rights of termination upon certain casualties or condemnation events. The Bank has limited rights of assignment and subletting. Upon a default by the Bank under the Lease, the Landlord has, among other remedies, a right to terminate the Lease, a right to re-enter, and a right to accelerate and sue for the Basic Rent for the balance of the unexpired term. Due to the personal interest of Mr. Latoff, the Audit Committee and its Chairman, Mr. Thornton, recommended that an independent lease evaluation be performed comparing and contrasting this site to other sites currently available as well as those proposed to be constructed with in the next 12 to 18 months. The conclusion of that evaluation was that the proposed site is superior to those other opportunities as to availability, location and price. The Audit Committee reached the conclusion that the proposed terms and conditions of the lease were more favorable to the Bank than would otherwise be available in the marketplace and that the site and its availability were also superior.

        There are no material pending legal proceedings to which any director, officer or affiliate of the Corporation, or any owner of record or beneficially of more than 5% of any class of voting securities of the Corporation, or any "associate" (as defined in SEC Rule 14a-1) of any director, officer or affiliate of the Corporation or 5% security holder is a party adverse to the Corporation or any of its subsidiaries.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        A proposal will be presented at the Annual Meeting to ratify the appointment by the Board of Directors, on February 27, 2008, of KPMG LLP ("KPMG") as the Corporation's independent registered public accounting firm for 2008. KPMG served as the Corporation's independent registered public accounting firm in 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2007 and December 31, 2006 by the Corporation's independent registered public accounting firm KPMG LLP.

	December 31
	2007		2006
Audit Fees	$110,000		$122,500
Audit-Related Fees	7,500	(a)	7,500	(a)
Tax Fees	22,000	(b)	31,000	(b)
All Other Fees	—	(c)	—	(c)

	$139,500		$161,000
    (a)
    Includes fees for services reasonably performed by the Corporation's independent registered public accounting firm for services such as statutory and regulatory reports and filings.

    (b)
    Includes fees for services related to tax compliance and tax planning.

    (c)
    There were no permitted internal audit outsourcing services provided during 2007 or 2006.

        The Corporation's Audit Committee has adopted a policy requiring that, before the Corporation's independent registered public accounting firm is engaged by the Corporation or any of its subsidiaries to render audit or non-audit services, the engagement must be approved by the Corporation's Audit Committee.

        During the Corporation's fiscal years ending December 31, 2007 and 2006, the Corporation's independent registered public accounting firm, KPMG LLP did not perform any services other than the audit of the registrant's annual financial statements (including the services identified in footnote (a) to the table above) and review of financial statements included in the registrant's Form 10-Q reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or the foregoing engagements for those fiscal years. KPMG LLP has advised the Corporation that none of the hours expended on the KPMG LLP audit engagement during the Corporation's fiscal year ending December 31, 2007 were attributed to work performed by persons other than full-time, permanent employees of KPMG LLP.

        Representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions presented at the meeting.

        In the event the selection of KPMG LLP is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of the Corporation's independent registered public accounting firm will be reconsidered by the Audit Committee and the Board.

        Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the ratification of KPMG LLP as the independent registered public accounting firm of the Corporation.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION.

Audit Committee and Audit Committee Report

        In accordance with and to the extent permitted by applicable law or regulation, the information contained in this section of the Proxy Statement regarding the Audit Committee and the Report of the Audit Committee shall not be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is composed of 3 directors and operates under a written charter approved by the Audit Committee and the Corporation's Board of Directors. The duties of the Audit Committee are summarized in this proxy statement under "General Information about the Board of Directors" on page 9 and are more fully described in the Audit Committee Charter attached as Appendix A to the Corporation's 2007 proxy statement.

        Management is responsible for the Corporation's internal controls and the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Corporation's independent registered public accounting firm is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee's responsibilities include monitoring and overseeing these processes.

        In this context, the Audit Committee reviewed and discussed the Corporation's audited consolidated financial statements for the year ended December 31, 2007 (the "Audited Financial Statements") with management and the Corporation's independent registered public accounting firm for 2007, KPMG LLP (the "Auditor"). The Audit Committee also discussed with the Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and both the Auditor and the Bank's independent registered public accounting firm directly provide reports on significant matters to the Audit Committee.

        The Audit Committee has received the written disclosures and the letter from the Auditor required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with the Auditor its independence from the Corporation. The Audit Committee also considered whether the provision of non-audit services by the Auditor was compatible with maintaining the independent registered public accounting firm's independence.

        The Audit Committee has discussed with management and the Auditor such other matters and received such assurances from them as the Audit Committee deemed appropriate.

        Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended that the Board of Directors include the Audited Financial Statements in the Corporation's Annual Report to shareholders for the year ended December 31, 2007.

        In addition, the Audit Committee recommended that the Board of Directors appoint KPMG LLP as the Corporation's independent registered public accounting firm for 2008, subject to ratification by the Corporation's shareholders.

Respectfully Submitted,
THE AUDIT COMMITTEE James H. Thornton, Chairman Mildred C. Joyner James J. Koegel

Audit Committee Charter

        The Audit Committee has adopted a charter. A copy of the Audit Committee Charter was attached to and furnished with the Corporation's Proxy Statement for its annual meeting held on April 25, 2007, as filed with the Securities and Exchange Commission on March 26, 2007.

Annual Report to Shareholders

        A copy of our 2007 Annual Report to Shareholders and Form 10-K have been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The 2007 Annual Report to Shareholders and Form 10-K are not incorporated into this proxy statement and are not considered proxy solicitation material.

Transaction of Other Business

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2008 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

        Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

        A COPY OF THE CORPORATION'S FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2007 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD ON THE RECORD DATE UPON WRITTEN REQUEST TO GERALD F. SOPP, DNB FINANCIAL CORPORATION, 4 BRANDYWINE AVENUE, DOWNINGTOWN, PA 19335-0904 OR BY CONTACTING MR. SOPP AT 484-359-3138 OR gsopp@dnbfirst.com.

BY ORDER OF THE BOARD OF DIRECTORS,

Ronald K. Dankanich, Secretary

Downingtown, Pennsylvania
March 31, 2008

IMPORTANT: YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY DNB FINANCIAL CORPORATION		For	With- held	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 30, 2008	1.	ELECTION OF DIRECTORS: for all nominees listed below (except as marked to the contrary below):

The undersigned hereby constitutes and appoints Cheryl T. Burkey, Jeffrey P. Brown and A. Joseph Rubino and each or any of them, proxies		William J. Hieb and James H. Thornton
of the undersigned, with full power of substitution, to vote all of the		INSTRUCTION: To withhold authority to vote for any individual nominee,
shares of DNB Financial Corporation (the "Corporation") that the		mark “For All Except” and write that nominee’s name in the space provided
undersigned may be entitled to vote at the Annual Meeting of		below.
Stockholders of the Corporation to be held at the Sheraton Hotel,
707 East Lancaster Pike, Frazer, PA 19355, on Wednesday, April 30,
2008 at 10:00 a.m., prevailing time, and at any adjournment or			For	Against	Abstain
postponement thereof, according to the directions (if any) shown for each item on this proxy card, as more fully described in the Proxy Statement.	2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending
December 31, 2008.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS PROXY. TO THE EXTENT YOU DO NOT GIVE A DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE, AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OF THE MEETING.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

^  Detach above card, sign, date and mail in postage paid envelope provided.  ^
DNB FINANCIAL CORPORATION

Please sign exactly as your name appears on this card, date and return this card promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and others signing in a representative or fiduciary capacity should state their full title as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY.
SIGN, DATE & MAIL YOUR PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

QuickLinks

DNB FINANCIAL CORPORATION PROXY STATEMENT 2008 ANNUAL MEETING OF SHAREHOLDERS
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING PROPOSAL 1—ELECTION OF DIRECTORS
NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2011
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS
OTHER DIRECTORS
MANAGEMENT COMPENSATION EXECUTIVE COMPENSATION—SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—OFFICERS
DIRECTOR COMPENSATION TABLE
PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
REPORT OF THE AUDIT COMMITTEE